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EXECUTION COPY

"REGISTERED"                                         APPROVED
in amended and restated form                         BY THE FOUNDER:
Executive Committee of the                           "INNOVA FILM GmbH"
Council of Peoples' Deputies                         as represented by
of the Shevchenko District                           Boris Fuchsmann,
City of Kyiv                                         General Director
                                                     January 23, 1997

                                                     ---------------------
Decision No.__________________
dated _____________, 199__

Certificate No. 7193
Registration No. 23389360

Deputy Head of the
Executive Committee


-----------------------------




                          AMENDED AND RESTATED CHARTER
                               OF THE ENTERPRISE

                                 "INTER-MEDIA"

                          Identification No. 23389360

                                  Kyiv - 1997


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                          AMENDED AND RESTATED CHARTER
                               OF THE ENTERPRISE
                                 "INTER-MEDIA"


ARTICLE 1                  GENERAL PROVISIONS

1.1 The Enterprise "Inter-Media" ("Enterprise") has been established pursuant to the Ukrainian Law on Enterprises and other applicable Ukrainian legislation on August 6, 1995, and registered with the Executive Committee of the Council of Peoples' Deputies of the Shevchenko District of the City of Kyiv on August 9, 1995, registration No. 23389360.

1.2      The full name of the Enterprise shall be:

         in the Ukrainian language -  " - "

         in the English language - Enterprise "Inter-Media".

1.3 The legal address of the Enterprise shall be at 3 Dehtyarivska Street, Kyiv, Ukraine.

1.4 The founder of the Enterprise is the firm "Innova Film GmbH", a legal entity under the laws of Germany, with its legal address at Friedreich-Ebert-Str. 31-33, 40210 Dusseldorf, settlement account No. 4708076 in Dresdener Bank ("Founder"). This Amended Charter ("Charter") amends and replaces in its entirety the charter executed by the Founder on August 6, 1995.

1.5 The Enterprise shall be a legal entity under applicable Ukrainian legislation. The Enterprise shall acquire the rights of a legal entity as of the date of its State registration. The Enterprise shall be created for an indefinite period. Such period may be shortened upon the appropriate decision of the Founder.

1.6 The Enterprise shall have a seal bearing its name which shall be approved by the Founder. The seal may be in the Ukrainian and/or English languages. The Enterprise shall maintain an independent balance sheet, possess trademarks and service marks, letterhead, stamps and other requisites for its activities.

1.7 As a legal entity the Enterprise shall have its own property separate and apart from the property of the Founder and separate and apart from property belonging to any third party.

1.8 The Enterprise shall not be responsible for the obligations of the Founder and the Founder shall only be responsible for obligations of the Enterprise to the extent of the value of property transferred by the Founder in contribution to the


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         Charter Fund of the Enterprise or to the extent that additional obligations are assumed by the Founder pursuant to a written agreement.

1.9 The Enterprise is established for the purpose of facilitating the objects of activity of the Founder and of obtaining profit by carrying out business and other activities not prohibited by applicable legislation. As a legal entity, the Enterprise shall have the following powers:

         1.9.1 in its own name and according to applicable Ukrainian legislation, to enter into any agreements and to carry out any business and other activities not specifically prohibited by law;

         1.9.2 to participate independently in foreign economic activity necessary for the achievement of the statutory purposes of the Enterprise;

         1.9.3 within the limits of applicable Ukrainian legislation, to build, acquire, alienate, sell, lease or rent any movable or immovable property, including the rights to lease and acquire plots of land, buildings and constructions;

         1.9.4 to acquire, or to acquire the right to use, proprietary and non-proprietary rights and to ensure legal protection of all its rights and interests;

         1.9.5 within the limits permitted by applicable legislation, to open and maintain bank accounts in Ukraine and abroad in both Ukrainian and convertible currency;

         1.9.6 to sue and be sued in courts of law and arbitration tribunals (including international arbitration) and to conclude amicable settlements;

         1.9.7 in accordance with applicable Ukrainian legislation, to incur loan obligations in both Ukrainian and convertible currency, to secure the repayment of any money borrowed or owing with all or any part of the property or assets of the Enterprise and to issue debentures, bonds and other securities within the limits permitted by applicable Ukrainian legislation;

         1.9.8 to purchase, acquire and hold stock, shares, debentures, bonds, obligations and securities issued by any Ukrainian or foreign legal or governmental entity;

         1.9.9    to act as trustee in connection with any stocks,

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                  bonds, obligations or other securities;

         1.9.10   in accordance with applicable Ukrainian legislation, to take part in the formation and management of any company or legal entity; to acquire fully or partially any legal entity or its assets or merge with any other legal entity;

         1.9.11 either with or without remuneration, to guarantee the payment of monies or debts of any person or company and to guarantee the performance of any contract or obligation of any person or company;

         1.9.12 to sell, improve, manage, develop, exchange, lease, mortgage or dispose of all the property, assets and rights of the Enterprise or any part thereof; to distribute to the Founder in-kind any property of the Enteprise, including any stocks or securities held by the Enterprise in other legal entities;

         1.9.13 to appoint attorneys and/or commission agents with either full or restricted powers for the purpose of carrying out and completing all or any of the statutory objects of the Enterprise or to act as an attorney and/or commission agent for any person or company;

         1.9.14 to select potential contracting parties and to organize meetings and technical discussions with and between representatives of such parties;

         1.9.15 to advertise, organize or participate in exhibitions, seminars or symposia or to participate in trade fairs both in Ukraine and abroad;

         1.9.16 to carry out the transmission of information within Ukraine and overseas by means of written correspondence, telegraph, telex, telefax, telephone and other means of communication; and

         1.9.17 to carry out any other acts and acquire any other rights and obligations that fall within the authority of a legal entity according to applicable Ukrainian legislation.

1.10 The Enterprise shall carry out its foreign economic activities pursuant to the following guidelines:

         1.10.1 foreign economic activities of the Enterprise shall be performed on the basis of monetary self-sufficiency and mutual benefit;

         1.10.2   the Enterprise shall have the right independently

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                  to establish relationships with foreign legal entities and individuals, and to enter into direct foreign economic agreements with foreign partners;

         1.10.3 the Enterprise shall be authorized to carry out any kind of foreign economic transaction with regard to any property, materials, products, works and services within the framework of its principal activities contemplated by this Charter, including its own production needs.

1.11 The Enterprise shall at all times carry out its activities in accordance with the instructions of the Founder and the provisions of this Charter and applicable Ukrainian legislation. Those activities which are subject to licensing in Ukraine shall be carried out by the Enterprise only after obtaining a required special permission (license) pursuant to applicable Ukrainian legislation.

1.12 The Enterprise may form subsidiaries, representative offices and branches on the territory of Ukraine and in other countries in accordance with existing law. When creating a subsidiary, the Founder shall determine all matters relating to the creation, activities and liquidation of such subsidiary. Subsidiaries established as separate legal entities shall not be liable for the obligations of the Enterprise, and the Enterprise shall not be liable for the obligations of such subsidiaries, unless such liability is expressly undertaken by contract. Representative offices and branches established by the Enteprise shall not be separate legal entities and shall operate in the name of, and on behalf of, the Enterprise.

ARTICLE 2         PURPOSE AND SUBJECT MATTER OF THE ENTERPRISE
---------         --------------------------------------------

2.1      The Enterprise shall have the following specific object of activities:

         2.1.1 the production of movies, movie products, and the acquisition and sale of rights to movies;

         2.1.2    charitable activities;

         2.1.3 manufacturing and the sale of folk and hand-made objects and other souvenirs;

         2.1.4    publishing, exhibition and advertising activities;

         2.1.5 the provision of various services, including informational, marketing and brokerage services;

         2.1.6    the carrying out of intermediary, wholesale and retail trade;

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         2.1.7    intermediary activities in advertising;

         2.1.8    construction;

         2.1.9    service maintenance of automobile machinery of various types;

         2.1.10   automobile transportation services;

         2.1.11   the establishment and operation of automobile enterprises; and

         2.1.12 such other activities which are not expressly prohibited by applicable Ukrainian legislation.

ARTICLE 3         PROPERTY; FUNDS; PROFIT
---------         -----------------------

3.1      The property of the Enterprise ("Property") shall consist of:

         3.1.1 funds and property transferred to the Enterprise as a contribution to the Charter Fund;

         3.1.2 products or services produced by the Enterprise as a result of its economic activities;

         3.1.3    income and profits; and

         3.1.4 other property and proprietary rights legally obtained by the Enterprise.

3.2 The Enterprise shall be the owner of the Property. Without restricting the generality of the foregoing, the Property shall include all fixed and current assets and other items as reflected in the independent balance sheet of the Enterprise.

3.3 In order to ensure the operation of the Enterprise, a charter fund of the Enterprise ("Charter Fund") has been established by and from the Founder's contribution in the amount of fifty one thousand one hundred thirty six ($51,136) U.S. dollars which equals eighty eight thousand three hundred fifty (88,350.06) Ukrainian hrynvias and six kopecks (eight billion eight hundred thirty five milliion sixty thousand one hundred (8,835,060,100) Ukrainian karbovantsy) at the exchange rate of the National Bank of Ukraine as of September 12, 1995. The Founder has formed the Charter Fund by providing the Enterprise with the following assets:

         3.3.1    automobiles;

         3.3.2    office equipment; and



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         3.3.3    other technical equipment.

3.4 The amount of the Charter Fund may be increased or decreased as determined by the Founder. Decisions regarding a change to the Charter Fund shall enter into force from the moment of State registration of the appropriate changes and additions to this Charter.

3.5 The increase of the Charter Fund may be carried out by making additional contributions by the Founder or allocation of the Enterprise's profit or income (or a portion of it) to the Charter Fund. Additional contributions may be made in cash or in the form of other tangible or intangible assets.

3.6 The Founder shall decide upon matters concerning the insurance of the Enterprise's property, proprietary rights and property accountability.

3.7 In addition to the Charter Fund, the Founder may establish such other funds of the Enterprise as it deems necessary. The procedure for the formation of such other funds and their use shall be determined by the Founder.

3.8 The net profits resulting from the Enterprise's activities may be transferred to the Founder as dividends or reinvested in the Enterprise, as determined by the Founder.

ARTICLE 4         CONTROL AND MANAGEMENT OF THE ENTERPRISE
---------         ----------------------------------------

4.1 The Enterprise shall be governed by the Founder and the management body of the Enterprise ("Directorate").

4.2 The Founder may from time to time designate those actions which will be within its exclusive competence.

4.3 All decisions and resolutions of the Founder shall be binding upon the Enterprise in the event they are in writing and comply with, and are adopted pursuant to, applicable provisions of the Founder's foundation documents.

4.4 The Founder may delegate any of its powers to either the General Director or any other member of the Directorate. Such resolution shall be in writing and include an express list of those powers transferred, as well as the term for which such powers are transferred to either the General Director or any other member of the Directorate.

4.5 The Founder shall appoint a Directorate comprised of a General Director, Deputy General Director, Finance Director (Chief Accountant), a Sales Director and such other positions as may from time to time be determined by the Founder. The Founder shall appoint and dismiss the individuals who shall serve on the Directorate.

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4.6      The Directorate shall be accountable to the Founder and shall ensure that the decisions of the Founder are carried out. The Directorate shall resolve all matters related to the Enterprise's activities, excluding those within the exclusive competence of the Founder. In the event of a controversy between members of the Directorate, the view or position of the General Director shall prevail.

4.7 Subject to the limitations provided in this Charter, the General Director shall be granted the following authority and responsibilities:

         4.7.1 overall authority over all decisions relating to the day-to-day operations and management of the Enterprise and the Enterprise's facilities;

         4.7.2 hiring, supervising and dismissing personnel of the Enterprise (except for members of the Directorate);

         4.7.3 performance of all other duties which are assigned to the General Director by the Founder.

4.8 The General Director may delegate any of its authority and responsibilities to another member of the Directorate.

4.9 Other members of the Directorate shall have such powers and duties as specified by the Founder.

4.10 The Founder may, from time to time, appoint an audit committee of three members. The scope of powers and responsibilities of the audit committee, as well as the procedures for convening and holding its meetings, shall be determined from time to time by the Founder.

ARTICLE 5         ENTERING INTO AGREEMENTS AND OTHER DOCUMENTS
---------         --------------------------------------------

5.1 Subject to Articles 5.2 and 5.3, the General Director alone (and only the General Director) shall have the authority to enter into documents, agreements and contracts which bind the Enterprise; provided, however, that the General Director may issue written powers of attorney to other members of the Directorate to act in his stead.

5.2 Notwithstanding the foregoing Article 5.1, the entering into, amendment or termination of any agreement, contract or other document (or series of agreements, contracts or documents) or the issuance of any payment order having a value in excess of Ten Thousand ($10,000) U.S. Dollars or which have a duration of more than one (1) calendar year and any act of currency conversion must be signed by at least two
         (2) members of the Directorate: (i) the General Director and (ii) either the Deputy General Director or the Finance Director (Chief Accountant); provided, however, that all

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         banking transactions with a value of more than $5,000 U.S. dollars must be signed by both the General Director and the Finance Director (Chief Accountant); and further provided, that any banking transactions with a value of $5,000 U.S. dollars or less may be signed by the Finance Director alone.

5.3 To the extent required by Ukrainian law, any foreign economic agreements on behalf of the Enterprise must be signed by the General Director and by a person authorized to sign by a power of attorney issued under the signature of the General Director.

ARTICLE 6         FINANCIAL ACTIVITY OF THE ENTERPRISE
---------         ------------------------------------

6.1 The fiscal year of the Enterprise shall correspond to the calendar year and shall encompass the period from January 1 up to and including December 31 of the current calendar year.

6.2 In accordance with applicable Ukrainian legislation, the Directorate shall be responsible for implementing the procedures established for maintaining and insuring the accuracy of the financial and accounting records of the Enterprise.

6.3 To the extent required by applicable Ukrainian law and/or according to the decision of the Founder, audits of the Founder's financial and economic activities may be carried out by Ukrainian and/or foreign auditing organizations as determined by the Founder.

ARTICLE 7         LABOR ISSUES
---------         ------------

7.1 Issues relating to the Enterprise's employees shall be regulated in accordance with the applicable provisions of the Ukrainian labor legislation.

7.2 The Enterprise shall provide employees with the social guarantees and privileges provided for under applicable legislation.

ARTICLE 8         REORGANIZATION AND LIQUIDATION OF THE ENTERPRISE
---------         ------------------------------------------------

8.1 The Enterprise shall terminate its activity as a result of its reorganization or liquidation. Reorganization of the Enterprise shall result in transfer of all its property, rights and obligations to the Enterprise's legal successor(s).

8.2 The Enterprise may be liquidated or reorganized (merged, acquired, divided, spin-off, modified) upon the decision of the Founder and in cases provided for by the legislation of Ukraine.

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8.3      In the event that the decision on liquidation is adopted by the
         Founder, the Founder shall appoint a liquidation committee ("Liquidation Committee") which shall prepare and submit a liquidation account balance to the Founder. Upon appointment of the Liquidation Committee, the powers of the General Director and the Directorate of the Enterprise shall be terminated and shall pass to the Liquidation Committee.

8.4 Upon receiving and approving the liquidation account balance, the Liquidation Committee shall take all measures necessary to satisfy all of the Enterprise's liabilities pursuant to the requirements of applicable Ukrainian legislation. Any remaining property of the Enterprise (including any funds in cash) shall be returned to the Founder.

8.5 The liquidation of the Enterprise shall be registered with the appropriate governmental authority as required by Ukrainian legislation. The Enterprise shall forfeit the rights of a legal entity from the date of its removal from the State register or from such other date as may be specified by applicable legislation.

ARTICLE 9         MISCELLANEOUS
---------         -------------

9.1 This Charter shall enter into force on the date of its State registration.

9.2 Any additions or amendments to this Charter mentioned herein shall constitute an integral part of this Charter.

9.3 The headings in this Charter are for convenience only and shall not govern the interpretation of any provisions of this Charter.

9.4 If any provision of this Charter is or becomes invalid, ineffective, unenforceable or illegal for any reason, this fact shall not affect the validity or enforceability of any or all of the remaining provisions hereof.

9.5 This Charter shall be governed by and construed in accordance with the laws of Ukraine.

[Signature page to follow]

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Executed by the sole Founder:                        INNOVA FILM GMBH:

                                                     ---------------------
                                                     By: Boris Fuchsmann
                                                     Title: General Director
                                                     Date: January 23, 1997